UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004

Home Products International, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-17237	36-4147027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 890-1010

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On June 10, 2004, the Company issued a press release relating to a lawsuit that was filed against it and its board of directors. The press release is attached hereto as Exhibit 99.1 and the information contained in the press release is incorporated herein by reference.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2004

HOME PRODUCTS INTERNATIONAL, INC.

By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated June 10, 2004.